EXHIBIT 99.7

NOMINEE HOLDER CERTIFICATION

TIB FINANCIAL CORP.

Up to 1,488,792 Shares of Common Stock Issuable Upon the Exercise of Subscription

Rights Distributed to the Record Shareholders of TIB Financial Corp.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF TIB FINANCIAL CORP. DATED DECEMBER [—], 2010 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Rights”) to purchase shares of common stock of TIB Financial Corp. (the “Company”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company, to American Stock Transfer & Trust Company LLC, as subscription agent for the rights offering and to Phoenix Advisory Partners, as information agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of shares of common stock specified below, the terms of which is described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned on Record Date	Number of Shares Subscribed in the Rights Offering

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: